Exhibit 3.2

Delaware

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The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "PLAYBUTTON ACQUISITION CORP.", CHANGING ITS NAME FROM "PLAYBUTTON ACQUISITION CORP." TO "PLAYBUTTON CORPORATION", FILED IN THIS OFFICE ON THE TWENTY-FIRST DAY OF FEBRUARY, A.D. 2013, AT 4:53 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS.

Jeffrey W. Bullock, Secretary of State

5209626 8100

130209322

AUTHENTICATION: 0235576

DATE: 02-22-13

You may verify this certificate online at corp.delaware.gov/authver.shtml

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State of Delaware
Secretary of State
Division of Corporations
Delivered 04:53 PM 02/21/2013
FILED 04:53 PM 02/21/2013
SRV 130209322 - 5209626 FILE

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

PLAYBUTTON ACQUISITION CORP.

PLAYBUTTON ACQUISITION CORP., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation adopted a resolution by the unanimous written consent of its members, filed with the minutes of the Board, proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

That Article FIRST of the Certificate of Incorporation of the corporation be amended in its entirety so that, as amended, said Article shall read as follows:

"FIRST: The name of the Corporation is PLAYBUTTON CORPORATION (hereinafter referred to as the "Corporation")."

SECOND: That in lieu of a meeting and vote of the stockholders of the corporation, the stockholders of the corporation have given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

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IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by Adam Tichauer, its President, this 20th day of February, 2013.

/s/ Adam Tichauer Adam Tichauer, President

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